ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the 11th day of May, 2012, by and among HARTMAN COOPER STREET PLAZA, LLC, a Texas limited liability company(the “Grantor”), TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (together with its successors and assigns, the “Bank”), and HARTMAN INCOME REIT MANAGEMENT, INC.,  a Texas corporation (“Manager”).

RECITALS:

A.                  Grantor, HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC, a Texas limited liability company (“Richardson”), and HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation (collectively with Grantor and Richardson, the “Borrower”), and Bank entered into that certain Loan Agreement dated as of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B.                  The loan under the Loan Agreement is secured by, among other things, one or more Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed in favor of Bank, encumbering various properties (the “Mortgage”), upon which have been constructed certain improvements (the “Project”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

C.                  On or about the date hereof, Grantor and Manager have entered or intend to enter into that certain Real Property and Company Management Agreement (the “Management Agreement”) for the management of the Project, a true, correct and complete copy of which is attached hereto as Exhibit A.

D.                  Grantor has agreed to assign its rights under the Management Agreement to Bank as additional security for the loans.

E.                   Manager is willing to consent to the assignment and to attorn to Bank upon a default by Borrower under the documents evidencing and securing the loans, and perform its obligations under the Management Agreement for Bank, or its successors in interest, or to permit Bank to terminate the Management Agreement without liability.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor, Bank and Manager agree as follows:

1.                   Grantor hereby transfers, assigns and sets over to Bank, its successors and assigns, all right, title and interest of Grantor in and to the Management Agreement.  Manager hereby consents to the foregoing assignment.  The foregoing assignment is being made by Grantor to Bank as additional security for the full payment and performance by Borrower of all of Borrower’s obligations under all documents evidencing and securing the loan.  However, until the occurrence of a default or Event of Default under any Mortgage, Loan Agreement, or any other Loan Document (an “Event of Default”), Grantor may exercise all rights as owner of the Project and under the Management Agreement.  The foregoing assignment shall remain in effect as long as any loan, or any part thereof, remains unpaid, but shall automatically terminate upon the release of the Mortgage by Bank.  Upon receipt by Manager of written notice from Bank that an Event of Default has occurred and is continuing, Bank shall have the right (but not the obligation) to exercise all rights as owner of the Project under the Management Agreement.

2.                   Grantor and Manager represent and warrant to Bank that (a) the Management Agreement is unmodified and in full force and effect, (b) the Management Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, and (c) neither party is in default in performing any of its obligations under the Management Agreement.  As long as any loan is outstanding and unpaid, neither Grantor nor Manager shall make any material change in the Management Agreement without Bank’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  As long as any loan is outstanding and unpaid, neither Grantor nor Manager shall terminate the Management Agreement without Bank’s written consent; provided, however, that, (y) so long as at least thirty (30) days prior written notice is delivered to Manager and Bank, Grantor may terminate the services of the Manager pursuant to the terms of the Management Agreement if Manager defaults thereunder and Grantor retains the services of a replacement manager reasonably acceptable to Bank on terms reasonably acceptable to the Bank and (z) so long as at least ninety (90) days prior written notice is delivered to the Bank, Manager may terminate the Management Agreement pursuant to the terms of the Management Agreement if Grantor defaults thereunder, which default is not cured within any applicable grace or cure period and (i) Grantor fails to cure such default within any applicable grace or cure period; (ii) Bank does not exercise its rights to cure such default hereunder and (iii) such termination is not otherwise prohibited pursuant to the terms of this Agreement.

3.                   Manager shall deliver to Bank a copy of all notices of default under the Management Agreement.  The Bank shall have the right (but not the obligation) to cure any default of Grantor under the Management Agreement within thirty (30) days after expiration of Grantor’s right to cure such default under the Management Agreement; provided that if such default is not capable of being cured within such thirty (30) day period, this grace or cure period shall be extended for an additional ninety (90) days so long as Bank is diligently attempting to cure the default.

4.                   If Bank acquires the Project through foreclosure, deed in lieu of foreclosure, or judicial process, Bank shall have the right (but not the obligation) to be recognized as the “Owner” under the Management Agreement.  Upon written notice to the Manager by Bank, Manager agrees to recognize Bank as the “Owner” under the Management Agreement, and Bank agrees, subject to its rights to terminate the services of the Manager as set forth herein, to be bound by all obligations of “Owner” accruing from and after the date of such acquisition.  Consequently, Manager agrees that the Management Agreement shall not terminate so long as Bank is diligently attempting to acquire possession of the Project.

5.                   After the occurrence of an Event of Default, Bank (or its nominee) shall have the right at any time thereafter to terminate the Management Agreement, without liability, by giving written notice to Manager of its election to do so.  Bank’s notice shall specify the date of termination, which shall not be less than thirty (30) days after the date of such notice.

6.                   If the Management Agreement is terminated by Bank, on or before the effective date of termination of the Management Agreement, Manager shall turn over to Bank all books and records relating to the Project (copies of which may be made and retained by Manager, at Manager’s expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Bank may reasonably require; and Manager shall cooperate with Bank in the transfer of management responsibilities to Bank or its designee.  A final accounting of unpaid fees (if any) due to Manager under the Management Agreement shall be made within thirty (30) days after the effective date of termination, but Bank shall not have any liability or obligation to Manager for unpaid fees or other amounts payable under the Management Agreement which accrue before Bank (or its nominee) acquires title to the Project or Bank becomes a mortgagee in possession.

7.                   Bank’s, Grantor’s and Manager’s respective addresses for notice are set forth on the signature page hereto.  All notices shall be given in the same manner as notices to Grantor pursuant to the notice provisions contained in the Loan Agreement.

8.                   Manager agrees that, until such time as all of Borrower’s obligations under the Loan Agreement and the other Loan Documents have been indefeasibly satisfied in full, all of its right, title and interest in and to any management fees or other compensation (collectively, the “Subordinated Management Fees”) are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the payment obligations of Borrower under the Loan Agreement and the other Loan Documents and any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Bank thereunder; provided, however, Grantor may pay, and Manager may receive and retain, all regularly scheduled payments of Subordinated Management Fees prior to Manager’s receipt of a notice from Bank of an Event of Default.  Manager further agrees that any lien or liens which, by operation of law or by filing of a notice of contract or otherwise, the Manager has or in the future may have upon the Project or the assets of Grantor or any other Borrower to secure the unpaid portion of any fees or sums contracted for with any party relating to the Project, shall be, and hereby are, wholly subject and fully subordinate to the mortgage interest and/or lien of any mortgage or security interest now existing or hereafter executed in favor of Bank and encumbering the Project or securing the loans, for the full indebtedness secured thereby (collectively, the “First Liens”), and to all advances heretofore made under the loans or which hereafter may be made under the loans (including, but not limited to, fees, disbursements and charges in connection therewith), as said First Liens may be consolidated, extended, modified, renewed, restated, replaced or supplemented and to all consolidations, extensions, modifications, renewals, restatements and replacements thereof and supplements thereto.  The undersigned hereby stipulates and agrees that any foreclosure against all or any part of the Project or other assets of Grantor or any other Borrower under the power of sale contained in the First Liens or as otherwise authorized or permitted under the First Liens or under any other document evidencing, securing or pertaining to the loans shall operate fully to foreclose, extinguish and discharge any mortgages, interests and/or liens held by the Manager, and that any purchaser at any foreclosure sale or sales shall take title to the Project free and clear of any and all such mortgages, interests and/or liens.  Additionally, the Manager hereby waives any and all rights it may have (whether statutory or otherwise) to remove personal property or fixtures from the Project.

9.                   Nothing contained herein or in the Management Agreement shall alter, supersede, or contradict any of Borrower’s obligations set forth in the Loan Agreement and the other Loan Documents.  In the event of a conflict between the terms of the Loan Documents and the Management Agreement, the terms of the Loan Documents will control as between the Borrower and the Bank.  Manager acknowledges and agrees that all funds derived from operation of the Project, including any such funds held in accounts controlled by the Manager, are the property of the Grantor and have been pledged to Bank as security for the loans.  As such, Manager’s interest in such funds and accounts, if any, shall remain subordinate to Bank’s interests created under the Loan Documents, and Manager shall, upon request of Bank, remit such funds to Bank or open an account or accounts for funds derived from operation of the Project with a financial institution, and pursuant to terms, acceptable to Bank (including upon request the execution of one or more blocked account or deposit account control agreements acceptable to Bank) and deposit all such funds into such account or accounts.

10.                Bank may collaterally assign this Agreement, and such assignee will succeed to the rights of Bank hereunder.

11.                This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement.

12.                THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

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IN WITNESS WHEREOF, Grantor, Bank and Manager have signed this Agreement as of the day and year first above written.

Grantor’s address for notices: 2909 Hillcroft, Ste 420 Houston, Texas 77057 Facsimile No.: 713.465.3132 Attention: Jim Stokes, General Counsel	GRANTOR: HARTMANCOOPER STREET PLAZA, LLC, a Texas limited liability company By: Allen R. Hartman, President

Manager’s address for notices: 2909 Hillcroft, Ste 420 Houston, Texas 77057 Facsimile No.: 713.465.3132 Attention: Jim Stokes, General Counsel	MANAGER: HARTMAN INCOME REIT MANAGEMENT, INC., a Texas corporation By: Allen R. Hartman, President

Bank’s address for notices: 2000 McKinney Avenue, Suite 700 Dallas, Texas 75201 Facsimile No.: (214) 932-6607 Attention: Elizabeth W. Falco	BANK: TEXAS CAPITAL BANK, NATIONAL ASSOCIATION By: Elizabeth W. Falco, SVP Corporate Banking

EXHIBIT A

True, Correct and Complete Copy of Management Agreement

[see attached]